Exhibit 3.2 Bylaws of Simpson Manufacturing Co., Inc., as amended through February 3, 2014.

BYLAWS

OF

SIMPSON MANUFACTURING CO., INC.

(AS AMENDED THROUGH FEBRUARY 3, 2014, AND RESTATED)

Article I

Section 1. Registered Office

The initial registered office of the Corporation in Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

Section 2. Additional Offices

The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

Article II

Stockholders

Section 1. Place of Meetings.

Meetings of the stockholders may be held at any place within or without the State of Delaware which may be designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation in California.

Section 2. Annual Meeting.

The annual meeting of the stockholders shall be held at a place and time designated by the Board of Directors. At each such annual meeting, the stockholders shall elect the successors to the class of directors whose term expires at such meeting, and any other business properly brought before the meeting, in accordance with the provisions of the Certificate of Incorporation and these Bylaws, may be transacted.

Section 3. Special Meetings.

Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors.

Section 4. Notice of Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board of Directors for election. Any such notice shall also state any other matters required by statute.

Notice of a stockholders’ meeting or any report shall be given either personally or by mail or other means of written, telegraphic, facsimile or electronic communication authorized by the Delaware General Corporation Law, postage or fees prepaid, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, if any, or, if none, at the place where the principal business office of the Corporation is located, or by publication at least once in a newspaper of general circulation in the county in which such office is located; provided that the Corporation may give such notice by any other means permitted by Section 14 of and Regulation 14A under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or regulation, and authorized by the Delaware General Corporation Law, or any other applicable state law. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or provided by other means of written, telegraphic, facsimile or electronic communication. If any notice or report addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to such stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing, until such stockholder shall have notified the Corporation in writing of such stockholder’s address for the purpose of notice, if the same shall be available for such stockholder on written demand at such office for a period of one year from the date of the giving of the notice or report to all other stockholders.

When a stockholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than forty-five days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 5. Advance Notice of Stockholder Business and Stockholder Nominees.

(A) Notice of Business (other than Director Nominations). At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business, other than the nomination of persons for election to the Board of Directors of the Corporation, must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of giving a notice required by this Section 5(A), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5(A), and this clause (3) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than seventy-five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty-five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2) the name and address of the stockholder proposing such business and any Stockholder Associated Person (defined below);

(3) (a) the class and number of shares of the Corporation that are held of record or beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities and (b) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; and

(4) any material interest of the stockholder or any Stockholder Associated Person in such business.

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Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5(A). The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5(A), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of this Section 5, “Stockholder Associated Person” with respect to any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) of shares of stock or other securities of the Corporation owned of record or beneficially by such stockholder, whether or not having any voting rights, and (3) any affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as heretofore or hereafter amended, or any successor rule) of such stockholder or any of such stockholder’s Stockholder Associated Persons.

(B) Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 5(B) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 5(B), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 5(B), and this clause (2) shall be the exclusive means for a stockholder to nominate any person for election as a director before or at an annual meeting of stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth:

(5) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(a) the name, age, business address and residence address of such person;

(b) the principal occupation or employment of such person;

(c) the class and number of shares of the Corporation that are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such person;

(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor regulation (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(e) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any other provision of Regulation S-K, as heretofore or hereafter amended, or any successor regulation, if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Regulation S-K and the nominee were a director or executive officer of such registrant; and

(6) as to the stockholder giving the notice:

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(a) the name and address of such stockholder and any Stockholder Associated Person; and

(b) (i) the class and number of shares of the Corporation that are held of record or are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person and (ii) any derivative positions held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to any of the Corporation’s securities.

At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5(B). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 6. Quorum and Required Vote.

The presence of holders of the shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting, in person or represented by proxy, shall be necessary and sufficient to constitute a quorum. Without limiting the generality of the preceding sentence, for purposes of determining whether a quorum is present at any meeting, there shall be included as present in person or represented by proxy at such meeting all holders of shares of stock that (a) are not the beneficial owners of such shares, (b) are prohibited by rules of any national securities exchange from voting such shares on one or more matters to come before such meeting unless the beneficial owners of such shares shall have instructed such holders on the voting of such shares on such matter or matters, and (c) are present in person or represented by proxy and entitled to vote without any such instructions on any other matter to come before such meeting.

If a quorum is present at a meeting, the affirmative vote of the majority of the votes cast on a matter (other than as provided in Section 7 of this Article II regarding the election of Directors and other than as provided in Article VIII regarding amendments) at such meeting, or such greater number of votes as may be required for such matter by these Bylaws, the Certificate of Incorporation or applicable law, shall be the act of the stockholders on such matter; provided that, if any such matter calls for votes on more choices than the affirmative and the negative, the choice receiving the largest number of votes, whether or not a majority of the votes cast, shall be the act of the stockholders on such matter. Notwithstanding any of the foregoing provisions of this paragraph to the contrary, no votes shall be deemed to have been cast on any such matter by any holder of shares of stock that is present in person or represented by proxy at such meeting to the extent that such holder (a) abstains from voting on such matter or (b) does not vote such shares on such matter because such holder (i) is not the beneficial owner of such shares, (ii) is prohibited by rules of any national securities exchange from voting such shares on such matter unless the beneficial owners of such shares shall have instructed such holder on the voting of such shares on such matter, and (iii) shall not have received such voting instructions from such beneficial owners on such matter.

The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by a majority of the votes entitled to be cast at such meeting represented either in person or by proxy.

Section 7. Voting Rights.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter, other than elections to office, may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if any stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that such stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote.

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Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of one year from the date thereof unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if and only so long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. Subject to the foregoing and to the express terms and conditions of any proxy, every proxy shall continue in full force and effect until revoked by the person executing it, which revocation must be prior to the vote. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Every stockholder entitled to vote at any election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are normally entitled, or distribute such stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit; provided, that no stockholder shall be entitled so to cumulate votes or cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast unless such candidate’s or candidates’ name(s) have been placed in nomination in accordance with these Bylaws and such stockholder has given notice in writing to the Secretary of the Corporation of his intention to cumulate his votes not less than sixty-five days prior to the meeting. If proper notice of an intent to cumulate votes has been received by the Secretary and not withdrawn by the stockholder by the sixtieth day preceding the meeting date, the Corporation shall so indicate in the notice of meeting sent to all stockholders pursuant to Section 4 of this Article II. If any one stockholder has given such notice, all stockholders may cumulate their votes for any candidate duly nominated in accordance with these Bylaws.

In any election of directors, any form of proxy in which the directors to be voted on are named therein as candidates and which is marked by a stockholder “withhold,” “abstain” or otherwise marked in a manner indicating that the authority to vote for the election of any director is withheld, shall not be voted for the election of such director.

A director is elected if the votes cast “for” such director’s election exceed the votes cast “against” such director’s election (a “majority vote”); provided that, in any election of directors, if a stockholder has properly nominated a person for election to the Board of Directors in compliance with Section 5 of this Article II, the candidates receiving the highest numbers of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected (a “plurality vote”). If directors are elected by plurality vote, votes against the directors and votes withheld shall have no legal effect.

Section 8. Determination of Stockholders of Record.

So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

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Stockholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement.

Article III

Board of Directors

Section 1. Powers and Duties.

Subject to the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these Bylaws as to action to be authorized or approved by the stockholders, the business affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors on which a director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2. Chairman of the Board.

The Board of Directors shall elect one of its members to serve as the Chairman of the Board. The Chairman of the Board shall hold office at the pleasure of the Board of Directors and shall serve until a successor shall have been duly elected and qualified. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, shall, when present, preside at all meetings of the stockholders, shall serve as a liaison between the officers of the Corporation and the Board of Directors and shall perform such other duties as the Board of Directors may prescribe from time to time.

Section 3. Number.

The authorized number of directors shall be fixed from time to time by resolution of the Board of Directors, approved by at least a majority of the directors then in office.

Section 4. Election and Term.

The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock voting separately from the holders of Common Stock in any election of directors, as may be provided for or fixed pursuant to the Certificate of Incorporation) shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. All directors of one (and only one) class of directors shall be elected at each annual meeting of stockholders for a term expiring at the third succeeding annual meeting of stockholders after their election. If a director resigns as such on failing to obtain a majority vote required by Section 7 of Article II and if the Board of Directors accepts such resignation, a director elected by the Board of Directors pursuant to Section 5 of this Article III to fill the vacancy created thereby shall be elected to serve in the same class as the director who shall have resigned.

Subject to Section 5 of this Article III, directors, including directors elected to fill vacancies, shall be elected by the holders of shares empowered to vote therefor pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws. At or before an annual meeting of the stockholders at which directors are to be elected by a majority vote pursuant to Section 7 of Article II, each nominee for election (who is an incumbent director) at such meeting shall tender to the Board of Directors his or her resignation as a director, which resignation shall become effective only if such nominee does not receive at such meeting the majority vote required by Section 7 of Article II and the Board of Directors accepts such resignation within ninety days after such meeting. The Governance and Nominating Committee of the Board of Directors shall promptly consider such resignation and make a recommendation to the Board of Directors whether to accept or reject such resignation. The Board of Directors may accept or reject such resignation after due consideration of the facts and circumstances it considers relevant. Such director shall not participate in the consideration by such Committee or by the Board of Directors of the acceptance or rejection of his or her resignation.

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Section 5. Vacancies.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director or in the event of an increase in the authorized number of directors.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws and except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

Section 6. Removal of Directors.

Directors may not be removed, except for cause.

Section 7. Meetings.

Immediately following each annual meeting of the stockholders, a regular meeting of the Board of Directors of the Corporation shall be held at the place of said annual meeting or such other place as shall have been designated by the Board of Directors for the purpose of organization, appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without call on such date and time and in such place, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. No notice of regular meetings of the Board of Directors need be given; provided, that notice of any change in the time or place of any such regular meeting shall be given to all of the directors in the same manner as notice for special meetings of the Board of Directors.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or President or, if both the Chairman of the Board and the President are absent or are unable or refuse to act, by any Vice President or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to such director’s address as it appears on the records of the Corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, if any, or, if none, at the principal business office of the Corporation in California, and need not specify the purpose of the meeting.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors.

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Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 8. Quorum.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business.

Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law or unless a greater number be required by the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9. Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 10. Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 11. Committees.

The provisions of this Article III shall also apply, with necessary changes in points of detail, to committees of the Board of Directors, if any, and to actions by such committees (except that special meetings of a committee may be called at any time by any two members of the committee), unless otherwise provided by these Bylaws or by the resolution of the Board of Directors designating such committees. For such purpose, references to “the Board of Directors” shall be deemed to refer to each such committee and references to “directors” and “members of the Board” shall be deemed to refer to members of the committee. Committees of the Board of Directors may be designated and shall be subject to limitations on their authority as provided in Section 141 of the Delaware General Corporation Law.

Article IV

Officers

Section 1. Designation of Officers.

The Board of Directors shall appoint the officers of the Corporation, including the President, the Secretary, and the Chief Financial Officer. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. If the Board of Directors shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their appointment, unless otherwise specified by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors is elected and until their successors are appointed; provided, that any officers may be removed at any time with or without cause by the Board of Directors. On the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time on written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors.

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Section 2. President.

Subject to the control of the Board of Directors, the President shall be the general manager and chief executive officer of the Corporation, shall have general supervision, direction and control of the business and officers of the Corporation and shall perform all the duties customarily incident to that office. In the absence of the Chairman of the Board or if there be no Chairman of the Board, the President shall preside at all meetings of the stockholders.

Section 3. Vice Presidents.

If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors may prescribe from time to time.

Section 4. Secretary.

The Secretary shall attend all meetings of the stockholders, the Board of Directors and any committee appointed pursuant to Section 11 of Article III of these Bylaws and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ or committee meetings and the number of shares present or represented at stockholders, meetings. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders, the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office, if any, or, if none, the principal business office in California, or at the office of the Corporation’s transfer agent a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Section 5. Chief Financial Officer.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial officer shall perform all other duties customarily incident to that office and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Article V

Execution of Corporate Instruments and Exercise of Rights Under Securities Owned by the Corporation

Section 1. Execution of Corporate Instruments.

The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall bind the Corporation.

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Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2. Securities Owned by Corporation.

All securities of other corporations or other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, all proxies and other powers with respect thereto shall be executed, and all rights appurtenant or pursuant thereto shall be exercised on behalf of the Corporation by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the President or any Vice President.

Article VI

Shares of Stock

Section 1. Form of Certificates.

Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President, and by the Chief Financial Officer, a Deputy Financial officer, the Secretary or any Assistant Secretary, certifying the number and class or series of shares owned by such stockholder. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the shares of the Corporation are classified or if any class of shares is divided into two or more series, any certificate representing such shares shall bear conspicuously on its face, or on the reverse thereof with conspicuous reference thereto on its face, one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed on the class or series of shares represented by such certificate and on the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Certificate of Incorporation and any Certificate of Determination establishing the same; or (c) a statement setting forth the office or agency of the Corporation from which stockholders may obtain, on request and without charge, a copy of the statement prescribed by clause (a) of this paragraph.

Each such certificate shall also bear, conspicuously on its face or on the reverse thereof with conspicuous reference thereto on its face, any of the following, to the extent applicable: (a) that the shares are subject to restrictions on transfer; (b) that the shares are assessable or are not fully paid, including, in the case of partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (c) that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions on voting rights contractually imposed by the Corporation; (d) that the shares are redeemable; and (e) that the shares are convertible and the period for conversion.

When the Certificate of Incorporation is amended in any way affecting the statements contained in certificates representing outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate representing shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates representing shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

Section 2. Transfer of Shares.

Shares of stock of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered on the books of the Corporation, or any new certificate issued therefor, the outstanding certificate properly endorsed shall be surrendered and canceled, unless such outstanding certificate has been lost, stolen or destroyed.

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Section 3. Lost Certificates.

The Corporation shall issue a new certificate representing shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed; provided, that, prior and as a condition to the issuance of such new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and may require such owner to furnish to the Corporation such other affidavits, certificates or other documents as the Board of Directors may deem necessary or advisable.

Section 4. Electronic Securities Recordation.

Notwithstanding the provisions of Sections 1, 2 and 3 of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by and in accordance with applicable law.

Article VII

Corporate Seal

The corporate seal shall consist of a circular die bearing the name of the Corporation and the state and date of its incorporation and shall be kept and used by the Secretary or any Assistant Secretary as the Secretary may direct. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate. Failure to affix the corporate seal does not affect the validity of any instrument of the Corporation.

Article VIII

Amendments

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or the Certificate of Incorporation. Subject to such right of the stockholders to adopt, amend or repeal Bylaws, and except as otherwise provided by law or the Certificate of Incorporation, Bylaws may be adopted, amended or repealed by the Board of Directors.

Article IX

Indemnification of Agents

The Corporation shall indemnify each Corporate Servant (as hereinafter defined) to the maximum extent that the Corporation is permitted or empowered to do so under Section 145 of the Delaware General Corporation Law. In addition, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or a domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and the Corporation shall hold such director or officer harmless, from and against any and all claims, liabilities, damages and expenses suffered or incurred by such director or officer as a result of or in connection with any act or omission or transaction of such director or officer in his or her capacity as such director or officer; provided that no such director or officer shall be indemnified by the Corporation for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to the Delaware General Corporation Law, or for any acts, omissions or transactions for which indemnity is expressly prohibited thereby.

As used in this Article IX, “Corporate Servant” shall mean any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan.

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